UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2017

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Holger Way

San Jose, CA 95134-1376

(Address of principal executive offices, including zip code)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2017, in connection with the Merger (as defined below), Brocade Communications Systems, Inc., a Delaware corporation (the “Company” or “Brocade”), entered into a supplemental indenture dated as of November 17, 2017 (the “Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (“Wells Fargo”), to the indenture dated as of January 14, 2015 between the Company and Wells Fargo relating to the Company’s 1.375% Convertible Senior Notes due 2020 (the “Notes”) (as supplemented by the Supplemental Indenture, and as otherwise supplemented or modified prior to the date hereof, the “Indenture”). The Supplemental Indenture provides that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of the Notes will be changed into the right to convert such principal amount of such Notes solely into cash in an amount equal to the Conversion Rate (as defined in the Indenture) in effect on the Conversion Date (as defined in the Indenture) (as may be increased by any additional shares pursuant to Section 14.03 of the Indenture) multiplied by $12.75.

The foregoing is only a brief description of the Supplemental Indenture and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On November 17, 2017, in connection with the consummation of the Merger, the Company repaid all obligations outstanding under its Credit Agreement, dated as of May 27, 2016, by and among the Company, the lenders party thereto and Wells Fargo, as administrative agent for the lenders (as amended by Amendment No. 1, dated August 11, 2017, and as otherwise supplemented or modified prior to the date hereof, the “Brocade Credit Agreement”), and terminated all agreements related thereto. The Company incurred no early termination penalty in connection with the termination of the Brocade Credit Agreement. The foregoing is only a description of the Brocade Credit Agreement and is qualified in its entirety by reference to the full text of the Brocade Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 27, 2016 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on November 2, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Ultimate Parent”), Broadcom Corporation, a California corporation, and Bobcat Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Ultimate Parent agreed to acquire the Company through an indirect subsidiary. Broadcom Corporation subsequently assigned all of its rights under the Merger Agreement to LSI Corporation, a Delaware corporation (“Parent”), on December 19, 2016.

On November 17, 2017, Ultimate Parent completed its previously announced acquisition of the Company. Pursuant to the terms of the Merger Agreement, as assigned, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, subject to the terms and conditions set forth therein.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) that was issued and outstanding immediately prior to such time (other than shares of Company Common Stock that were (i) owned directly by Ultimate Parent, Broadcom Corporation, Parent, Merger Sub or any other direct or indirect subsidiary of Ultimate Parent, (ii) held in treasury of the Company, (iii) held by any subsidiary of the Company or (iv) held by any stockholders of the Company who were entitled to demand and properly demanded appraisals of such shares pursuant to their statutory rights of appraisal in accordance with the General Corporation Law of the State of Delaware) was canceled and converted into the right to receive cash in an amount equal to $12.75 per share, without interest, less any required tax withholding (the “Merger Consideration”). The aggregate consideration paid by Ultimate Parent in the Merger was approximately $6.1 billion, without giving effect to the related transaction fees and expenses.

At the Effective Time, subject to and upon the conditions set forth in the Merger Agreement, each stock option to purchase Company Common Stock (an “Option”) with a per share exercise price less than the Merger Consideration (an “In-the-Money Option”) that was outstanding and vested as of immediately prior to the Effective Time was cancelled immediately prior to the Effective Time and converted into the right to receive a cash payment (“cashed out”), and each restricted stock unit award covering Company Common Stock (an “RSU Award”) that was not assumed (as described below) also was cashed out. The amount of the cash payment for each cashed out Option and cashed out RSU Award equaled the number of shares of Company Common Stock subject to such award multiplied by (i) with respect to a cashed out Option, the excess of the Merger Consideration over the exercise price per share of such Option, or (ii) with respect to a cashed out RSU Award, the Merger Consideration (the “Cash Out Payment”).

At the Effective Time, subject to and upon the conditions set forth in the Merger Agreement, each outstanding and unvested In-the-Money Option, each outstanding Option that was not an In-the-Money Option, and each outstanding RSU Award, as of immediately prior to the Effective Time, and, in each case, held by an employee or other service provider of the Company or its subsidiaries who provides service to the Company or its subsidiaries as of immediately following the Effective Time (a “Continuing Service Provider”) was assumed by Ultimate Parent and converted automatically into an option (with respect to an assumed Option) or restricted share unit award (with respect to an assumed RSU Award) covering ordinary shares in the capital of Ultimate Parent (“Ultimate Parent Ordinary Shares”) having, subject to applicable law, the same terms and conditions as the assumed Option or RSU Award, as applicable (each, an “Assumed Award”), except that (i) each such Assumed Award covers that number of Ultimate Parent Ordinary Shares equal to the number of shares of Company Common Stock subject to such Assumed Award immediately prior to the Effective Time multiplied by 0.0486 (the “Exchange Ratio”), which ratio was determined as the Merger Consideration divided by the volume weighted average price for an Ultimate Parent Ordinary Share for the twenty trading days prior to the closing date of the Merger (the “Closing Date”), and (ii) with respect to an Option that was assumed, the per share exercise price equals the exercise price per share of such Option divided by the Exchange Ratio (the “Assumption Treatment”).

At the Effective Time, all other Options not assumed or cashed out pursuant to the Merger Agreement (which includes any Options held by individuals who are not Continuing Service Providers that have a per share exercise price equal to or greater than the Merger Consideration) were cancelled as of immediately prior to the Effective Time in exchange for no consideration.

As of the Closing Date, subject to and upon the conditions set forth in the Merger Agreement, each RSU Award that was subject to performance criteria immediately prior to the Closing Date (a “PSU Award”) was treated in accordance with the terms of the applicable PSU Award agreement, including that (i) the PSU Award’s performance period was deemed to end on the Closing Date, (ii) the number of units eligible to vest based on performance achievement over the shortened performance period under the PSU Award (“Eligible Units”) was determined as of the Closing Date, (iii) 50% of the Eligible Units vested as of immediately prior to the Effective Time, and (iv) the Eligible Units under the PSU Award were treated in the same manner as an RSU Award (whether cashed out or assumed) at the Effective Time, provided that any such Eligible Units that were subject to the Assumption Treatment are scheduled to vest on the one (1) year anniversary of the Closing Date based on continued service through such date, subject to any accelerated vesting as may be specified under any plan, agreement or other arrangement applicable to such PSU Award.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

Notes

The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change under the Indenture (each, as defined in the Indenture). Accordingly, the effective date of the Merger Event and the Effective Date (each, as defined in the Indenture) of the Fundamental Change and the Make-Whole

Fundamental Change is November 17, 2017. The Indenture provides that, as a result of the Fundamental Change, each Holder (as defined in the Indenture) of the Notes shall have the right to either require the Company to purchase its Notes or, alternatively, to surrender its Notes for conversion. In addition, as a result of the Make-Whole Fundamental Change, Holders who convert their Notes during the Make-Whole Fundamental Change Period (as defined below) shall be entitled to convert their Notes at an increased Conversion Rate.

Pursuant to the Indenture, each Holder may, at such Holder’s election, surrender Notes for conversion at any time from and after November 17, 2017 and on or prior to 5:00 p.m., New York City time (the “Close of Business”), on January 9, 2018, the business day immediately preceding the Fundamental Change Repurchase Date (as defined below) (the “Make-Whole Fundamental Change Period”). Pursuant to Section 14.03 of the Indenture, the Conversion Rate applicable to Notes that are surrendered for conversion during the Make-Whole Fundamental Change Period, will be increased by 16.1043 shares of Company Common Stock per $1,000 principal amount of Notes to yield a Conversion Rate of 79.8131 shares of Company Common Stock per $1,000 principal amount of Notes. Accordingly, the total amount of consideration to be paid for each $1,000 principal amount of Notes surrendered for conversion during the Make-Whole Fundamental Change Period is expected to be $1,017.62 in cash.

Holders who surrender their Notes for conversion after the Make-Whole Fundamental Change Period will receive solely cash in an amount equal to the applicable Conversion Rate of 63.7088 shares of Company Common Stock per $1,000 principal amount of Notes, multiplied by $12.75, the Merger Consideration. Accordingly, the total amount of consideration to be paid for each $1,000 principal amount of Notes surrendered for conversion after the Make-Whole Fundamental Change Period is expected to be $812.29 in cash.

As an alternative to surrendering Notes for conversion, each Holder has the right, at the Holder’s option (the “Repurchase Option”), to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, in accordance with the terms, procedures and conditions outlined in the Indenture and the Notes. In order to exercise the Repurchase Option, the Holder must validly tender such Notes from and after November 20, 2017 and on or prior to the Close of Business on January 9, 2018, the business day immediately preceding January 10, 2018 (the “Fundamental Change Repurchase Date”).

The Company will purchase such Notes at a price equal to the sum of 100% of the principal amount of such Notes and the accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date. Accordingly, the total amount of consideration to be paid for each $1,000 principal amount of Notes validly tendered pursuant to the Repurchase Option is expected to be $1,000.31 in cash.

In accordance with the Indenture, the Company delivered a notice to Wells Fargo and to the Holders (the “Notice”) setting forth the foregoing and containing additional information in relation thereto on November 17, 2017. The foregoing is only a brief description of the Notice and the Indenture and is qualified in its entirety by reference to the Notice, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Interest Payments

Except as provided in the Notes or the Indenture, no payment or adjustment will be made for accrued and unpaid interest in connection with the conversion of any Note. If a Holder surrenders a Note for conversion after the Close of Business on a Regular Record Date (as defined in the Indenture) and prior to 9:00 a.m., New York City time (the “Open of Business”), on the immediately following Interest Payment Date (as defined in the Indenture), then, notwithstanding such conversion, the interest payable with respect to such Note on such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder of record of such Note at the Close of Business on such Regular Record Date. However, if a Holder surrenders Notes for conversion during the period from the Close of Business on any Regular Record Date and prior to the Open of Business on the immediately following Interest Payment Date, then the surrendering Holder must pay to the Conversion Agent, upon surrender of the Notes, an amount equal to the interest payable on such Interest Payment Date on the portion of the Notes being converted.

The Notes bear interest at an annual rate of 1.375%, payable semi-annually in arrears, computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates for the Notes are January 1 and July 1 of each year, and the corresponding Regular Record Date are the immediately preceding December 15 and June 15, respectively.

Convertible Note Hedge Transactions and Warrants

In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to Company Common Stock with affiliates of certain initial purchasers and another financial institution, which were intended to reduce potential dilution to Company Common Stock upon any conversion of the Notes and/or offset any cash payments the Company would be required to make in excess of the principal amount of converted Notes. In connection with the Merger, the Company intends to terminate the convertible note hedge transactions.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 17, 2017, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger. In connection therewith, the Company notified NASDAQ that each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as set forth under Item 2.01. The Company requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to the Company Common Stock and to deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Company Common Stock on NASDAQ ceased prior to the opening of trading on November 17, 2017. The Company will file with the SEC, on Form 15, a certification and notice of termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

On November 17, 2017, as a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, from and after the Effective Time, (i) the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company, in each case until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company, (ii) each of Lloyd A. Carney, David L. House, Judy Bruner, Renato A. DiPentima, Alan L. Earhart, John W. Gerdelman, Kim C. Goodman, L. William Krause, David E. Roberson and Sanjay Vaswani ceased to serve as directors of the Company, and (iii) each of Lloyd A. Carney, Daniel W. Fairfax, Jeffrey P. Lindholm, Ken K. Cheng, and Gale E. England ceased to serve as officers of the Company.

Following the Effective Time, Hock E. Tan and Thomas H. Krause, Jr., as directors of the surviving corporation, appointed Jack Rondoni to serve as a director and elected the following officers to serve, in each case until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company: (i) Hock E. Tan as President and Chief Executive Officer, (ii) Thomas H. Krause, Jr. as Chief Financial Officer and Secretary, (iii) Jack Rondoni as Vice President and (iv) Jean Samuel Furter as Treasurer.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated.

Copies of the amended and restated certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

The Company intends to provide notice to the trustee of the Company’s 4.625% Senior Notes due 2023 (“Senior Notes”) of its intent to effect the repurchase of the Senior Notes on or about January 16, 2018 in accordance with the terms of the related indenture governing such Senior Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 2, 2016, by and among Brocade Communications Systems, Inc., Broadcom Limited, Broadcom Corporation, and Bobcat Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 2, 2016)

3.1	Fourth Amended and Restated Certificate of Incorporation of Brocade Communications Systems, Inc.

3.2	Amended and Restated Bylaws of Brocade Communications Systems, Inc.

4.1	Second Supplemental Indenture, dated November 17, 2017, by and between Brocade Communications Systems, Inc. and Wells Fargo Bank, National Association

4.2	Indenture (including the form of Notes) dated January 14, 2015, between Brocade Communications Systems, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on January 14, 2015)

99.1	Notice of Merger Event and Supplemental Indenture; Notice of Make-Whole Fundamental Change; and Fundamental Change Company Notice, dated November 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Thomas H. Krause, Jr.
Thomas H. Krause, Jr. Chief Financial Officer and Secretary

Date: November 17, 2017